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                                  FORM T-1

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305 (b) (2)

                        ---------------------------

                   Bank of Tokyo-Mitsubishi Trust Company
            (Exact name of trustee as specified in its charter)


New York                                                  13-5643426
(State of incorporation                                   (I.R.S. employer
if not a U.S. national bank)                              identification no.)

1251 Avenue of the Americas                               10020
(Address of principal executive office)                   (Zip Code)


                        ---------------------------


                        MMCA Auto Receivables Trust
            (Exact name of obligor as specified in its charter)


Delaware                                                  33-0570905
(State of other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)


6363 Katella Avenue
Cypress, CA                                               90630-5205
 (Address of principal executive offices)                 (Zip Code)


                        ----------------------------


                         ...% Asset Backed Notes...
                    (Title of the indenture securities)

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1.  General information.  Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.


                  Name                                                 Address
                  ----                                                 -------
         Superintendent of Banks of the State of              2 Rector Street, New York,
         New York                                             N.Y.  10006, and Albany, N.Y.  12203

         Federal Reserve Bank of New York                     33 Liberty Plaza, New York, N.Y.  10045

         Federal Deposit Insurance Corporation                Washington, D.C.  20429


         (b) Whether it is authorized to exercise corporate trust powers.

         Yes

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

16.      List of Exhibits.

         Attached herewith pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10 (d).

         1. A copy of the Organization Certificate of Bank of Tokyo-Mitsubishi Trust Company as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.*

         4. A copy of the existing By-laws of the Trustee is attached hereto and made a part hereof.*

         6. The consent of the Trustee required by Section 321(b) of the Act is annexed hereto as and made a part hereof.*

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                  ------------------------------------------------------------

         * Exhibit previously filed with the Securities and Exchange commission with Requisition No.333-32937 and incorporated herein by reference thereto.


                                 SIGNATURE


         Pursuant to the requirements of the Act, the Trustee, Bank of Tokyo-Mitsubishi Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 29th day of May, 2001.


                                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY




                                     By: /s/ Fred M. Galarraga
                                         ----------------------------------
                                         Name:  Fred M. Galarraga
                                         Title: Trust Officer




                                 EXHIBIT 6

                      Language for Item 6 of Form T-1


                  Bank of Tokyo-Mitsubishi Trust Company hereby consents to the furnishing of reports of examinations by federal, state, territorial or district authorities to the Securities and Exchange Commission
("Commission") upon the Commission's request.




          Bank of Tokyo-Mitsubishi Trust Company and Subsidiaries
                        Consolidated Balance Sheets
                         December 31, 2000 and 1999
                    ($ in thousands, except share data)

Assets:                                                                             2000                     1999
                                                                                    ----                     ----
Cash and due from banks                                                     $        486,581         $      645,980
Interest-bearing deposits placed                                                      27,142                677,089
Federal funds sold and securities purchased under agreements
     to resell (note 3)                                                              465,000                455,000
Available-for-sale securities (note 2)
     Pledged as collateral                                     $     95,401
     Unencumbered                                                    96,507
                                                               ------------
                           Total available-for-sale securities                       191,908                368,675
Loans, net of unearned income (note 4)                                             3,125,441              2,674,182
     Less allowance for loan losses (note 4)                                         117,324                 88,915
                                                                            ----------------         --------------
      88,915
                           Loans, net                                              3,008,117              2,585,267
                                                                            ----------------         --------------
Bank premises and equipment, net of accumulated
   depreciation of $6,461 and $7,024, respectively                                     5,124                  6,622
Customers' liability on acceptances                                                        -                     47
Accrued interest receivable                                                           29,431                 31,683
Other assets (note 4)                                                                 93,394                100,549
                                                                            ----------------         --------------
                           Total assets                                     $      4,306,697         $    4,870,912
                                                                            ================         ==============
Liabilities:
Deposits:
      Noninterest-bearing deposits in domestic offices                      $        950,958         $    1,364,979
      Interest-bearing deposits in domestic offices (note 7)                         410,804                576,244
      Interest-bearing deposits in overseas offices (note 7)                       1,459,937              1,161,715
                                                                            ----------------         --------------
                           Total deposits                                          2,821,699              3,102,938
Federal funds purchased (overnight) and securities sold
   under agreements to repurchase                                                     92,413                262,535
Trading liabilities (note 11)                                                            862                      -
Other borrowed funds                                                                 292,916                399,982
Acceptances outstanding                                                                    -                     47
Accrued interest payable                                                              14,216                 18,636
Accrued taxes and other liabilities (notes 6 and 13)                                 157,474                131,885
                                                                            ----------------         --------------
                           Liabilities other than capital notes and
                             subordinated debt                                     3,379,580              3,916,023
Capital notes and subordinated debt (note 8)                                         131,515                169,673
                                                                            ----------------         --------------
                           Total liabilities                                       3,511,095              4,085,696
                                                                            ----------------         --------------
Stockholder's Equity (note 5):
Preferred stock (par value $100);
   1,000,000 shares authorized, none outstanding
Common stock (par value $100);
   authorized 1,485,000 shares; issued 1,329,219 shares                              132,922                132,922
Surplus                                                                              311,494                311,494
Undivided profits                                                                    351,585                345,632
Accumulated other comprehensive loss income                                      (       399)            (    4,832)
                                                                            ----------------         --------------
                           Total stockholder's equity                                795,602                785,216
                                                                            ----------------         --------------
                           Total liabilities and stockholder's equity       $      4,306,697         $    4,870,912
                                                                            ================         ==============

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